Exhibit 4.4

First Person Ltd.

CONVERTIBLE SECURED PROMISSORY NOTE PURCHASE AGREEMENT

This Convertible Secured Promissory Note Purchase Agreement (the “Agreement”) is made as of _______________, 20__ (the “Effective Date”) by and among First Person Ltd., an Alberta corporation (the “Company”), and each of the persons and entities that agree to purchase Notes (as defined herein) pursuant to the terms and conditions of this Agreement as an undersigned party hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

Recital

To provide the Company with additional resources to conduct its business, the Company wishes to issue and sell to the Purchasers, and each Purchaser wishes to purchase from the Company, one or more convertible notes in exchange for the Purchase Price (as defined herein) set forth on each Purchaser’s signature page hereto, subject to the conditions specified herein (the “Offering”).

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1. Amount and Terms of the Loan

1.1 Purchase and Sale of Notes. Subject to the terms of this Agreement, each Purchaser agrees to purchase from the Company at Closing (as hereinafter defined) one or more senior convertible secured promissory notes (each, a “Note” and collectively, the “Notes”) convertible into common shares “Conversion Shares”) in the capital of the Company (“Common Shares”), in the original principal amount set forth on such Purchaser’s signature page hereto (each, a “Loan Amount”), for an aggregate amount of up to U.S. $3,000,000.00, which Notes are to be in substantially the form attached hereto as Exhibit “A”, for a purchase price equal to the Loan Amount less an original issue discount of eight (8%) percent (the “Purchase Price”).

1.2 Additional Consideration. As additional consideration for the purchase of the Notes, the Company agrees to issue to each Purchaser convertible preferred shares in the capital of the Company (“Preferred Shares”) that are convertible into Common Shares having an initial aggregate value that is equal to one hundred (100%) percent of such Purchaser’s Loan Amount (subject to adjustment), based on a conversion price as set out in the terms of the Preferred Shares attached hereto as Exhibit “B” (the “Preferred Conversion Shares”). The Notes, the Conversion Shares, the Preferred Shares and the Preferred Conversion Shares are collectively referred to herein as the “Securities”.

2. Closing and Delivery

2.1 Closing. The closing of the sale and purchase of the Notes (the “Closing”) shall be held on the Effective Date, or at such other time as the Company may determine, in its sole discretion (such date is hereinafter referred to as the “Closing Date”).

2.2 Delivery.

(a) At the Closing, (i) each Purchaser shall deliver to the Company a wire transfer of funds to an account designated in writing at least two (2) business days prior to the Closing by the Company in the amount of such Purchaser’s Purchase Price and an executed copy of the lock-up agreement (“Lock-Up Agreement”) appended hereto as Exhibit “E”; and (ii) the Company shall issue and deliver to each Purchaser a duly executed original Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount and a certificate representing the Purchaser’s Preferred Shares.

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(b) Each of the form of Notice of Conversion included in the Notes and the form of Notice of Conversion in connection with the Preferred Shares included in Exhibit “B” set forth the totality of the procedures required of the Purchasers to convert the Notes or Preferred Shares. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required to convert the Notes or Preferred Shares. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Notes or Preferred Shares and the Purchasers shall not be required to pay any fees or additional costs to the Company’s transfer agent (the “Transfer Agent”) or otherwise. The Company shall honor conversions of the Notes and/or Preferred Shares and shall deliver Underlying Securities (as defined below) in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

(c) Book-entry statements evidencing the Conversion Shares or the Preferred Conversion Shares (collectively, the “Underlying Securities”) shall not contain any U.S. legend (including the legend set forth in Section 6.5 hereof): (i) while a registration statement covering the resale of such Underlying Securities is effective under the 1933 Act, (ii) following any sale of such Underlying Securities pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent within two (2) business days of the earlier to occur of (x) the twelve (12) month anniversary of the Closing or (y) the effectiveness of the Company’s registration statement on Form S-1 covering the resale of the Underlying Securities (the “U.S. Legend Removal Date”) (for the avoidance of doubt, the Company shall pay all costs associated with such opinions). The Company shall cause the Transfer Agent to issue or reissue book-entry statements evidencing the Underlying Securities within two (2) business days of the date the Company becomes a reporting issuer in a jurisdiction of Canada (the “Legend Removal Date”). If all or any portion of a Note is converted or Preferred Shares are converted at a time when there is an effective registration statement to cover the resale of such Underlying Securities, or if such Underlying Securities may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Underlying Securities shall be issued free of all U.S. legends. If all or any portion of a Note is converted or Preferred Shares are converted at a time when the Company is a reporting issuer in a jurisdiction of Canada then such Underlying Securities shall be issued free of all Canadian legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 2.2(b). Book-entry statements for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. In connection with any removal of legends as set forth in this Section 2.2(b), the Purchasers shall deliver to the Transfer Agent on the Legend Removal Date (i) a duly executed representation letter; (ii) a duly executed DWAC instruction form; and (iii) such other documents as may be requested by the Transfer Agent, acting reasonably. The Parties agree that the Purchasers shall not be responsible for any fees or additional costs, to the Transfer Agent or otherwise, in connection with the delivery of the Securities pursuant to the Transaction Documents.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Securities (based on the VWAP of the Common Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 2.2(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such book-entry statement is delivered without a legend or notation and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a book-entry statement representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Common Shares, or a sale of a number of Common Shares equal to all or any portion of the number of Common Shares that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Securities that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the average of the closing sale prices of the Common Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Securities (as the case may be) and ending on the date of such delivery and payment under this clause (ii). For purposes of this Agreement, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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(e) Notwithstanding anything to the contrary contained herein, any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2.2(c) or Section 2.2(d) or otherwise in this Agreement, due to reasons that are not reasonably within the Company’s control (including, for the avoidance of doubt, bona fide delays related to services to be provided by third parties including the Company’s auditors or advisors), or due to any refusal of the Securities and Exchange Commission (“SEC”) to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and commercially reasonable efforts to resolve those comments, shall not be a breach of this Agreement.

3. REPRESENTATIONS, WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as of the Closing as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the province of Alberta. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Subsidiaries. The Company does not have any subsidiaries other than First Person, Inc. (“FP, Inc.”) and TruMed Limited (“TruMed”, and together with FP, Inc., the “Subsidiaries”). Each of the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Subsidiaries are duly qualified and authorized to do business in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on such Subsidiary or its business.

3.3 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue each Note and each Preferred Share and to execute and deliver a general security agreement given by the Company to and in favor of the Purchasers and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) and to carry out and perform its obligations under the terms of the Transaction Documents. FP, Inc. has all requisite corporate power to execute and deliver a general security agreement given by FP, Inc. to and in favor of the Purchasers.

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3.4 Authorization. All corporate action on the part of the Company and its directors necessary for the authorization of the Transaction Documents and the execution, delivery and performance of all obligations of the Company under the Transaction Documents, including the issuance and delivery of the Notes and the reservation and issuance of the Conversion Shares; and the issuance and delivery of the Preferred Shares; and the issuance and delivery of the Preferred Conversion Shares has been taken or will be taken prior to the issuance of such Securities. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor’s rights and to general principles of equity that restrict the availability of equitable remedies. The Securities, when issued in compliance with the provisions of the applicable Transaction Documents, will be validly issued, fully paid and non-assessable and free of any liens or encumbrances (other than restrictions on transfer contained or referred to herein) and issued in compliance with all applicable securities laws.

3.5 Capitalization. The Company is authorized to issue an unlimited number of Common Shares of which, as of the December 20, 2022, 6,315,353 Common Shares were issued and outstanding, and 1,115,620 Common Shares are reserved for issuance pursuant to securities (other than the Notes and the Preferred Shares) exercisable or exchangeable for, or convertible into, Common Shares. All outstanding Common Shares have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. None of the Company’s Common Shares are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Other than as set out in the disclosure letter (the “Disclosure Letter”) appended as Exhibit “D” hereto: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iii) there are no financing statements securing obligations in any amounts filed in connection with the Company; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the United States Securities Act of 1933, as amended (the “1933 Act”) or to file a prospectus under Canadian securities legislation; (v) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

3.6 Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or third party, required on the part of the Company in connection with the valid execution and delivery and performance of its obligations under this Agreement and all other Transaction Documents, the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

3.7 Compliance with Laws/Litigation. To its knowledge, each of the Company and the Subsidiaries is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. There is no litigation pending, or to the knowledge of the Company, threatened that would be reasonably likely to materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company or the Subsidiaries.

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3.8 Compliance with Other Instruments. Each of the Company and the Subsidiaries, is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, financial condition, or operations of the Company or the Subsidiaries. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, including the issuance and sale of the Securities, will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.9 The Securities and the Offering.

(a) The Securities, upon issuance:

(i) are, or will be, free and clear of any preemptive or similar rights, security interests, liens, claims or other encumbrances, other than restrictions upon transfer under the 1933 Act, any applicable state securities laws, and applicable Canadian securities laws, and other than restrictions on transfer as provided in the Lock-Up Agreement;

(ii) have been, or will be, duly and validly authorized, and upon either conversion of the Notes or the Preferred Shares, the Conversion Shares or the Preferred Conversion Shares, as applicable, will be duly and validly issued, fully paid and nonassessable, and, if (A) the resale of such Conversion Shares have been duly registered pursuant to the 1933 Act, (B) all prospectus delivery requirements have been complied with; and (C) resold pursuant to an effective registration statement, will be free trading and unrestricted, provided, however, that all Securities will be subject to an indefinite resale restriction under Canadian securities laws until such time as the Company is a reporting issuer in Canada;

(iii) provided that: (A) the Conversion Securities are issued after the date that the Company becomes a reporting issuer in a jurisdiction of Canada; and (B) the Conversion Securities are issued to a person or company outside of Canada, the Conversion Securities will be issued free of all Canadian securities law legends;

(iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(v) will not subject the holders thereof to personal liability by reason of being such holders provided the Purchasers’ representations herein are true and accurate and the Purchasers take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

(vi) will not result in a violation of Section 5 under the 1933 Act, provided the Purchasers’ representations herein are true and accurate and the Purchasers take no actions or fail to take any actions required by the Purchasers for the Purchasers’ purchase of the Securities to be in compliance with all applicable laws and regulations.

(b) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 5 hereof, the offer, issue, and sale of the Securities are and will be exempt from Canadian prospectus requirements under applicable Canadian securities laws and the 1933 Act and applicable state securities laws. The offer and issuance of the Securities to the Purchasers is being made (A) pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(a)(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder and (B) pursuant to one or more prospectus exemptions under Alberta Securities Commission Rule 72-501 – Distributions to Purchasers Outside Alberta.

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(c) Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the Offering.

3.10 Encumbrances. The Company exclusively owns all right, title and interest in its property free and clear of any encumbrances, but for: (i) encumbrances which secure payment of amounts not yet overdue; (ii) encumbrances which secure payment of amounts which are then overdue but the validity of which is being contested in good faith; (iii) purchase-money security interests registered against the Company’s property; (iv) encumbrances securing obligations under the financing and security agreement dated August 8, 2022 between First Person, Inc. and Celtic Bank Corporation (the “Celtic Agreement”); (v) encumbrances securing obligations under the merchant loan agreement between Leiio Inc. and WebBank, a Utah-charted industrial bank (the “WebBank Agreement”); (vi) encumbrances securing obligations under the revenue purchase agreement dated October 6, 2022 between Pearl Beta Funding, LLC (the “Pearl Agreement”); (vii) encumbrances securing obligations under the future receipts sale and purchase agreement dated December 19, 2022 between the Company and Cloudfund LLC (the “Cloudfund Agreement”); and (viii) encumbrances in favor of the Purchasers in respect of the Company’s obligations under or in respect of the Notes. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company are in compliance.

3.11 Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined would have a material adverse effect on the Company, the Subsidiaries, or the business of the Company and the Subsidiaries.

3.12 Financial Statements. The Company has delivered true, correct and complete copies of its audited financial statements for the fiscal year ended December 31, 2021 (the “Financial Statements”). Such Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). Since the last day of the fiscal year of the most recent audited Financial Statements (“Latest Financial Date”), there has been no material adverse effect relating to the Company’s business, financial condition or affairs.

3.13 Absence of Certain Changes. Since the Latest Financial Date, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company taken as a whole. Since the Latest Financial Date, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside the ordinary course of business. Neither the Company nor the Subsidiaries have taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company nor the Subsidiaries are, as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section, “Insolvent” means, with respect to the Company or either Subsidiary, (i) the present fair saleable value of the Company’s or Subsidiary’s assets is less than the amount required to pay the Company’s or Subsidiary’s total Indebtedness (as defined below), (ii) the Company or Subsidiary is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or Subsidiary intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature. Neither the Company nor the Subsidiaries, have engaged in any business or in any transaction, and are not about to engage in any business or in any transaction, for which the Company’s, or Subsidiary’s remaining assets constitute unreasonably small capital.

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3.14 Indebtedness. Other than as set forth in the Disclosure Letter, each of the Company and the Subsidiaries (i) does not have any outstanding Indebtedness (as defined below), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a material adverse effect to the Company and its business, (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a material adverse effect to the Company and its business, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a material adverse effect to the Company and its business. For purposes of this Agreement: (x) “Indebtedness” of any person or entity means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any person or entity, any direct or indirect liability, contingent or otherwise, of that person or entity with respect to any indebtedness, lease, dividend or other obligation of another person or entity if the primary purpose or intent of the person or entity incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

3.15 Intellectual Property. Each of the Company and the Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its business and which the failure to so have could have a material adverse effect on the Company (including the Subsidiaries) and its business (collectively, the “Intellectual Property Rights”). None of the Intellectual Property Rights have expired, and the Company has not (and the Subsidiaries have not) received a notice (written or otherwise) that any of the Intellectual Property Rights have expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the Effective Date. The Company has not received, since the Latest Financial Date, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any third party, except as could not have or reasonably be expected to not have a material adverse effect on the Company and its business. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by a third party of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its business. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

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3.16 Transactions with Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.17 Shell Company Status. The Company is not and has never been an issuer as described under Rule 144(i) of the 1933 Act.

3.18 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or of the Corruption of Foreign Public Officials Act (Canada), each as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.19 Patriot Act, OFAC, and Other Regulations.

(a) Neither the Company nor any of its affiliates or any of their respective officers, directors, brokers or agents (x) has violated any Anti-Terrorism Laws (as defined herein) or (y) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) Neither the Company nor any of its affiliates or any of their respective officers, directors, brokers or agents is a person or entity that is, or is owned or controlled by persons or entities that are: (x) the subject of any Sanctions (as defined herein), or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(c) Neither the Company nor any of its affiliates or any of their respective officers, directors, brokers or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement or any other Transaction Document (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any person or entity, or in any country or territory, that is the subject of any Sanctions, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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(d) For purposes of this Section, “Anti-Terrorism Law” means any Law related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), the Currency and Foreign Transactions Reporting Act, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001); and “Sanctions” means, sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (OFAC), US Department of State, United Nations Security Council, European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

3.20 Brokers’ Fees. Except with respect to the fees and expenses payable to EF Hutton as the placement agent, no brokerage or finder’s fees or commissions or other remuneration are or will be payable by the Company directly or indirectly to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

4. Covenants of the Company

4.1 Use of Proceeds. The Company shall use the proceeds of the sale and issuance of the Notes for the operation of its business, including working capital and general corporate purposes.

4.2 Reservation of Shares. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than (i) 100% of the maximum number of Conversion Shares initially issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) 100% of the maximum number of Preferred Conversion Shares initially issuable upon conversion of the Preferred Shares (without taking into account any limitations on the conversion of the Preferred Shares set forth therein). If at any time while the Notes or the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes or conversion of the Preferred Shares at least a number of Common Shares equal to the Conversion Shares or the Preferred Conversion Shares (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to reserve the Conversion Shares or the Preferred Conversion Shares. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Common Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized Common Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal.

4.3 Additional Indebtedness. At all times while any Notes remain outstanding, the Company shall not, without the written consent of the holders of a majority of the aggregate principal amount outstanding under the Notes, issue any additional debt that ranks pari passu, or senior to, the Notes, other than debt incurred in connection with acceptance of merchant-cash-advances or similar financing instruments, including under the Celtic Agreement, the WebBank Agreement, the Pearl Agreement, and the Cloudfund Agreement, provided however, that such debt shall not be permitted to exceed $1,000,000 at any one point in time.

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4.4 Limitations on Certain Transactions. At all times while any Notes remain outstanding, the Company shall not, directly or indirectly, without the written consent of Purchasers holding greater than fifty percent (50%) of the aggregate principal amount of the Notes outstanding at such time (such consent not to be unreasonably withheld): (a) change the nature of its business; (b) sell, divest, or change the structure of any material assets of the Company, other than in the ordinary course of business; (c) enter into any Variable Rate Transactions; or (d) accept merchant-cash-advances or similar financing instruments in excess of $1,000,000 at any one point in time. For purposes of this Agreement, a “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided for the avoidance of doubt, “Variable Rate Transaction” shall not include any issuance of any Securities hereunder or under any Transaction Documents and/or any issuance of securities upon the exercise, exchange of or conversion of any Securities issued hereunder or under any Transaction Document. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.5 Other Covenants. The Company covenants to the Purchasers that, so long as the Notes remain outstanding, the Company shall:

(a) (i) preserve, renew and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a material adverse effect on the Company and its business;

(b) comply in all material respects with (i) all of the terms and provisions of its organizational documents; (ii) its obligations under its material contracts and agreements; and (iii) all laws and orders applicable to it and its business, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Company and its business;

(c) pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all the Company’s material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with accounting principles generally accepted in the United States with respect thereto have been provided on its books; and

(d) upon the request of a Purchaser, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of the Transaction Documents.

5. Representations and Warranties of Purchaser.

Each Purchaser hereby represents and warrants severally and not jointly, and in respect of such Purchaser only, as follows:

5.1 Capacity and Authorization. If the Purchaser is an individual, he or she has attained the full age of majority and has the legal capacity and competence to execute this Agreement, to perform its obligations under this Agreement and to take all actions required pursuant hereto. If the Purchaser is a corporation, partnership, or other legal entity or representative, it has all necessary power, legal capacity and authority to enter into this Agreement, to perform its obligations under this Agreement and to take all actions required pursuant hereto.

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5.2 Binding Obligations. All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement, and for the performance of all obligations of the Purchaser hereunder has been taken. This Agreement has been duly executed and delivered by the Purchaser and will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor’s rights and to the availability of the remedy of specific performance.

5.3 Access to Information. The Company has provided the Purchaser with the opportunity to obtain information and documents relating to the Company, to ask questions of, and to receive answers from, representatives of the Company concerning the Company and an investment in the Notes. The Purchaser is not relying on any information, representations or warranties made to the Purchaser by the Company or any officer, employee or agent of the Company other than those set out in this Agreement. The Purchaser acknowledges that any information relating to the Company previously provided to the Purchaser, other than the information set out in this Agreement, should not be relied upon by the Purchaser.

5.4 Canadian Securities Law Compliance. The Purchaser is not resident in Canada.1

5.5 U.S. Securities Law Compliance.

(a) The Purchaser understands and agrees that the Securities have not been and will not be registered under the 1933 Act, or applicable state securities laws, and the Securities are being offered and sold by the Company to the Purchaser in reliance upon the safe harbor exemption from 1933 Act registration requirements set forth in Rule 506 of Regulation D under the 1933 Act or pursuant to another exemption from such registration requirements and all applicable state registration requirements. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal securities laws and that the 1933 Act and the rules thereunder provide in substance that the Purchaser may dispose of the Securities only pursuant to an effective registration statement under the 1933 Act or an exemption therefrom.

(b) The Purchaser is purchasing the Note for its own account for investment purposes only and not with a view to resale or distribution. The Purchaser is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the “Address for Purchaser” on the signature page.

(c) The Purchaser is not purchasing the Securities as a result of “general solicitation” or “general advertising” (as such terms are used in Rule 502 of Regulation D under the 1933 Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(d) There is no person acting or purporting to act on behalf of Purchaser in connection with the transaction contemplated herein who is entitled to any brokerage or finder’s fee.

(e) The Purchaser understands that no U.S. federal or state securities commission or regulatory agency has passed on or made any recommendation or endorsement of the Securities.

(f) The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the 1933 Act (“U.S. Accredited Investor”), that satisfies one or more of the categories of a U.S. Accredited Investor as further indicated in the US Accredited Investor Certificate attached hereto as Exhibit “C”.

6. Acknowledgments of the Purchasers

Each Purchaser hereby acknowledges, on its own behalf and not on behalf of any other Purchaser:

1 Note to Draft: Confirm.

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6.1 Information and Sophistication. The Purchaser: (i) has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Notes, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

6.2 Independent Advice. The Purchaser has been advised to obtain independent legal and tax advice with respect to the transactions contemplated hereby.

6.3 No Resale Market. The Purchaser is aware that at present there is no market through which the Securities may be resold and there can be no assurance that such a market will develop in the future and any resale of the Securities will be subject to (i) certain resale restrictions provided for in applicable securities legislation, and the Purchaser agrees with the Company to comply with such resale restrictions, and (ii) certain transfer restrictions set out in the Securities.

6.4 Ability to Bear Economic Risk. The Purchaser is aware that the Company is an early-stage company and that there are substantial risks incident to an investment in the Notes. The Purchaser acknowledges that investment in the Securities involves a high degree of risk and represents that it is able, without materially impairing such Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

6.5 Legends. The Purchaser understands that the Securities shall bear a restrictive legend, substantially in the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE CLOSING DATE]; AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY [OF CANADA].

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

7. Further Assurances

7.1 Each Party agrees and covenants that at any time and from time to time it will promptly execute and deliver to the other Party such further instruments and documents and take such further action as the other Party may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals and all such agreements, certificates, tax statements, tax returns and other documents as may be reasonably required of the other Party by the laws of the United States, the Province of Alberta, or any state or province in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof or of any other country.

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8. Other Agreements of the Parties

8.1 Right of Participation. Subject to the terms and conditions contained in this Section 8.1, and for so long as the Notes are outstanding, the Company grants to each Purchaser the right of participation to purchase its pro rata portion of up to thirty (30%) percent of any proposed sale by the Company of Common Shares or other securities or equity linked debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity; (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital; (iii) the Company’s issuance of Common Shares or the issuance or grant of options to purchase Common Shares or other equity based compensation to employees, directors or consultants pursuant to the Company’s long-term incentive plan; (iv) as a result of the exercise of warrants currently outstanding; or (v) the IPO (as defined herein) (each, an “Excluded Issuance”). A Purchaser’s pro rata portion for purposes of this Section 8.1 is the ratio that (x) the Purchaser’s Loan Amount, bears to (y) the aggregate Loan Amount under the Offering. In connection with the right of participation, Purchasers shall be given not less than ten (10) days’ prior written notice of any proposed sale by the Company, which notice shall describe in reasonable detail the proposed terms of such proposed sale, the amount of proceeds intended to be raised thereunder and the parties through or with whom such proposed sale is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment. Purchasers who fail to notify the Company in writing that they intend to exercise such participation right within ten (10) days after receipt of such written notice will have no claim or right with respect to such particular offering.

8.2 Most Favored Nation. If at any time from the Effective Date until the payment in full of the Notes, the Company completes a subsequent financing of securities that are substantially equivalent to those issued pursuant to the Offering (and for certainty, excluding any Excluded Issuance) with another individual or entity (“Third Party”) on terms that are, on a whole, more favorable to the Third Party than the terms of the Offering, the Company shall give not less than ten (10) days’ prior written notice to each Purchaser of such proposed subsequent financing. In the event the Purchaser agrees that the terms of the subsequent financing are more favorable than the terms under the Offering and notifies the Company during such 10-day period prior to the closing of the subsequent financing, then: (i) effective upon the closing of such subsequent financing, the terms of the Securities then held by Purchaser and this Agreement (collectively, “Present Terms”) shall automatically be amended by (x) substituting the form, mix and Present Terms of such with those of the securities issued in the subsequent financing (the “Subsequent Financing Terms”) and (y) incorporating by reference, mutatis mutandis, the Subsequent Financing Terms in lieu of the Present Terms; and (ii) thereafter, upon the reasonable request of the Company or Purchaser, the parties shall reasonably cooperate with each other in order to further or better evidence or effect such substitution(s) and amendment(s), and to otherwise carry out the intent and purposes of this Section, including the physical exchange of securities.

8.3 IPO. The Company agrees to use its commercially reasonable efforts to consummate its initial public offering (“IPO”) on or before the two hundred eighty-fourth (284th) day from the date hereof. In the event the IPO is consummated on or before the one hundred eighty-fourth (184th) day from the date hereof, the value of the number of Preferred Conversion Shares underlying the Preferred Shares to be issued to each Purchaser pursuant to Section 1.2 herein shall decrease from one-hundred percent (100%) to sixty percent (60%) of such Purchaser’s Loan Amount. The Company agrees to use its commercially reasonable efforts to cause the filing of a registration statement with the SEC covering the resale of the Underlying Securities within sixty (60) days after the date of the closing of the IPO and to cause such registration statement to become effective as soon as possible thereafter. Notwithstanding the foregoing sentence, if the Company furnishes to holders of the Underlying Securities a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s board of directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the 1933 Act or the Securities Exchange Act of 1934, as amended, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than an additional sixty (60) days.

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8.4 Lock-Up. The Purchaser agrees to enter into a Lock-Up Agreement in the form appended hereto as Exhibit “E” in which the Purchaser covenants and agrees that it will not, for a period commencing on the date hereof and ending 90 days following consummation of the IPO, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any Securities held by the Purchaser, unless: (i) they first obtain the written consent of the Company; or (ii) there occurs a take-over bid or similar transaction involving a change of control of the Company.

8.5 Amendments. The Purchaser agrees and covenants that at any time and from time to time that any revision is required to the terms of the Preferred Shares as is determined to be necessary to conform to any of the requirements imposed by The Nasdaq Capital Market (the “Nasdaq”) in order to list the Company’s securities on the Nasdaq or such other stock exchange chosen by the Company, it will promptly execute and deliver to the Company such further documents and take such further action as the Company may reasonably require in order to carry out such required amendment.

9. Miscellaneous

9.1 Exhibits. The following Exhibits are incorporated into and form an integral part of this Agreement, and any reference to this Agreement includes the Exhibits:

Exhibit “A”	Form of Convertible Secured Promissory Note
Exhibit “B”	Preferred Share Terms
Exhibit “C”	Certificate of U.S. Accredited Investor
Exhibit “D”	Disclosure Letter
Exhibit “E”	Lock-Up Agreement

9.2 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.3 Assignment. This Agreement may not be assigned by any Purchaser without the prior written consent of the Company or by the Company without the prior written consent of the Purchasers.

9.4 Governing Law. This Agreement and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.

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9.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address on the signature page below, and to Purchaser at the address on the signature page below or at such other addresses as the Company or Purchaser may designate by 10 days advance written notice to the other parties hereto.

9.6 Modification; Waiver. The modification or waiver of any provision of this Agreement or consent to a departure therefrom shall be effective only upon the written consent of the Company and the Purchasers. Any provision of the Notes may be amended or waived by the written consent of the Company and the Purchasers.

9.7 Expenses. Each Purchaser shall bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

9.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under the Transaction Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

9.9 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.10 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

9.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts delivered in .PDF by electronic mail or other electronic means shall be treated as originals for all purposes.

9.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

9.13 Non-Merger Clause. The representations and warranties of each of the Parties hereto will not merge on the Closing and will survive the Closing for a period of two years from the Closing Date.

9.14 Currency. All references to currency in this Agreement are to the lawful currency of the United States of America.

[Signature Page Follows]

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In Witness Whereof, the parties have executed this Convertible Secured Promissory Note Purchase Agreement as of the date first written above.

First Person Ltd.

By:
Name:
Title:

[Signature Page – Convertible Note Purchase Agreement]

Fill In Below If You Are An Individual Purchaser:	Fill In Below If You Are A Corporate Purchaser:

NAME OF PURCHASER:	NAME OF PURCHASER:

SIGNATURE:	SIGNATURE:

Witness Name:	Name:

Witness Signature:	Title:

Address and Contact Details of Purchaser	Loan Amount	Purchase Price

[Signature Page – Convertible Note Purchase Agreement – Purchaser]

EXHIBIT “A”

FORM OF CONVERTIBLE SECURED PROMISSORY NOTE

(see attached)

A-1

CONVERTIBLE SECURED PROMISSORY NOTE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE CLOSING DATE]; AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FIRST PERSON LTD.

Convertible Secured Promissory Note

_____________, 20__

Secured Note No. 20__–[<>] USD$[<>]

This Convertible Secured Promissory Note (this “Promissory Note”) has been issued pursuant to Section 1 of the Convertible Secured Promissory Note Purchase Agreement (the “Purchase Agreement”) dated as of _______________, 20__, by and between First Person Ltd., a corporation incorporated under the laws of the province of Alberta (the “Company”), and certain purchasers including the registered holder hereof (or such holder’s predecessor-in-interest). This Promissory Note is part of an offering of Convertible Secured Promissory Notes totaling in the aggregate principal amount of up to three million dollars (U.S. $3,000,000) (collectively with this Promissory Note, the “Notes”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1. Term, Interest, Payment, and Security.

1.1 Term, Interest and Payment: For value received, the Company hereby absolutely and unconditionally promises to pay to the order of [Name of Lender] (the “Lender”), the principal amount of USD$[<>] (the “Principal Amount”), in accordance with the following schedule: (i) fifty (50%) percent of the Principal Amount on the thirtieth (30th) calendar day after the date of the first Qualifying Transaction (as defined herein) occurring after the date hereof; and (ii) the remaining fifty (50%) percent of the Principal Amount on the earlier to occur of (a) the ninetieth (90th) calendar day after the date of the first Qualifying Transaction occurring after the date hereof, or (b) December __, 20__2 (the “Maturity Date”). The Principal Amount may be prepaid at any time at the Company’s sole election without penalty. Interest on the Principal Amount outstanding and remaining from time to time unpaid, shall accrue commencing from the date hereof and continuing until payment in full of this Promissory Note or conversion as hereinafter provided, at the rate of eight (8.0%) percent per annum, if paid in cash. Interest shall be payable in cash on a quarterly basis on the last day of the quarter (March 31, June 30, September 30 and December 31) commencing with the first quarter ending March 31, 20__ (each, an “Interest Payment Date”). Interest shall be calculated on the basis of a 360-day year consisting of twelve, 30-day months. Principal and interest shall be payable in lawful money of the United States of America, at [Address of Lender] or at such other place as the Lender may have designated from time to time in writing to the Company. Interest shall cease to accrue with respect to any Principal Amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 3.2 herein.

2 NTD: Date to reflect the on year anniversary of the Closing Date.

A-2

1.2 Payment in Kind: The Lender may elect, in its sole discretion, to have the interest payable on the Principal Amount to be paid-in-kind (the “PIK Interest”) by providing the Company with written notice not less than ten (10) days prior to the applicable Interest Payment Date. In the event that the Lender makes an election for PIK Interest, the interest shall be calculated at a rate of ten (10%) percent per annum, and such PIK Interest shall be added to the outstanding Principal Amount on such Interest Payment Date. Any and all PIK Interest so added to the Principal Amount shall constitute and increase the Principal Amount for all purposes under this Promissory Note.

1.3  Meaning of Qualifying Transaction:

1.3.1	For purposes of this Promissory Note, the term “Qualifying Transaction” shall mean a transaction pursuant to which the Company:

(a) merges, amalgamates, merges or consolidates with or into any other company or business entity pursuant to which the Company is not the surviving entity and as a result of which the holders of the Company’s outstanding voting securities as constituted immediately prior to such merger, amalgamation or consolidation hold less than fifty percent (50%) of the outstanding voting securities of the surviving entity immediately after such amalgamation, merger or consolidation;

(b) sells all or substantially all of its issued and outstanding Common Shares;

(c) completes an initial public offering of Common Shares or other going public transaction such as a reverse takeover transaction resulting in the listing of Common Shares of the Company or of successor of the Company being listed on a recognizable stock exchange in Canada, the United States or the United Kingdom; or

(d) in the course of which the Company issues and sells equity securities of the Company to bona fide investors for capital raising purposes for aggregate gross proceeds to the Company of at least U.S.$3,000,000.00.

1.4 Security: The indebtedness owing under this Promissory Note shall be secured by all of the assets of the Company and First Person Inc. (the “Subsidiary”) in accordance with the general security agreements given by the Company and the Subsidiary to and in favor of the Purchasers (as such term is defined in the Purchase Agreement) (collectively with the Lender, the “Holders” and each, a “Holder”).

1.5 Seniority: The indebtedness evidenced by this Promissory Note and the payment of the principal, interest, fees, penalties or other amounts due or payable hereunder shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company, now outstanding or hereinafter incurred, other than (i) the indebtedness outstanding under the financing and security agreement dated August 8, 2022 between the Subsidiary and Celtic Bank Corporation, (ii) the indebtedness outstanding from time to time under the merchant loan agreement between Leiio Inc. and WebBank. A Utah-charted industrial bank; and (iii) the indebtedness outstanding from time to time under the second amended and restated promissory note dated October 14, 2022 issued by the Company to certain vendors in connection with the acquisition of TruMed Limited. “Senior” as used herein shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Promissory Note (after giving effect to “cure” provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on this Promissory Note shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company, shall be paid over to the Lender (and other Holders of Notes) for application to the payment hereof, unless and until the obligations under this Promissory Note (which shall mean the Principal Amount and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this Promissory Note) shall have been paid and satisfied in full.

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2. Conversion of this Promissory Note.

2.1 Voluntary Conversion Right: This Promissory Note, including the outstanding Principal Amount under this Promissory Note, together with all applicable accrued and unpaid interest hereunder (the sum of such Principal Amount and such interest being hereinafter referred to as the “Amount Due and Payable”), shall be convertible, in whole or in part, into fully paid and non-assessable common shares in the capital of the Company (“Common Shares”), at the option of the Lender (subject to the conversion limitations set forth in Section 2.4 hereof) and at a conversion price equal to USD$6.00 per Common Share, subject to adjustment (the “Conversion Price”).

2.2 Notice of Conversion: The Lender shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Principal Amount of this Promissory Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Lender shall not be required to physically surrender this Promissory Note to the Company. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Promissory Note in an amount equal to the applicable conversion. The Lender and the Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Lender shall be controlling and determinative in the absence of manifest error. The Lender, and any assignee by acceptance of this Promissory Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Promissory Note, the unpaid and unconverted Principal Amount of this Promissory Note may be less than the amount stated on the face hereof.

2.3 Reservation of Common Shares: As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times a sufficient number of Common Shares for the purpose of enabling the Company to issue Common Shares pursuant to Section 2.1 of this Promissory Note, and shall earmark such reserved shares to each Holder based on such Holder’s pro rata allocation of Applicable Conversion Shares. The Company covenants that all Common Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a registration statement covering the resale of the Applicable Conversion Shares is then effective under the 1933 Act, shall be registered for public resale in accordance with such registration statement.

2.4 Holder’s Conversion Limitations: The Company shall not effect any conversion of this Promissory Note, and the Lender shall not have the right to convert any portion of this Promissory Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Lender (together with the Lender’s Affiliates, and any other Persons acting as a group together with the Lender or any of the Lender’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Lender and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of this Promissory Note with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Promissory Note beneficially owned by the Lender or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Lender or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2.4 applies, the determination of whether this Promissory Note is convertible (in relation to other securities owned by the Lender together with any Affiliates and Attribution Parties) and of which principal amount of this Promissory Note is convertible shall be in the sole discretion of the Lender, and the submission of a Notice of Conversion shall be deemed to be the Lender’s determination of whether this Promissory Note may be converted (in relation to other securities owned by the Lender together with any Affiliates or Attribution Parties) and which principal amount of this Promissory Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Lender will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.4, in determining the number of outstanding Common Shares, the Lender may rely on the number of outstanding Common Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of the Lender, the Company shall within one Trading Day confirm orally and in writing to the Lender the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Promissory Note, by the Lender or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Promissory Note held by the Lender. The Lender, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.4, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of this Promissory Note held by the Lender and the Beneficial Ownership Limitation provisions of this Section 2.4 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.4 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Promissory Note.

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2.5 Certain Adjustments.

2.5.1 The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(a) Merger, Sale of Assets, etc. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other entity, this Promissory Note, as to the outstanding principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion right immediately prior to such consolidation, merger, sale, or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale, or conveyance.

(b) Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Shares into the same or a different number of securities of any class or classes, this Promissory Note, as to the outstanding principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Shares immediately prior to such reclassification or other change.

(c) Stock Splits, Combinations and Dividends. If the Common Shares are subdivided or combined into a greater or smaller number of Common Shares, or if a dividend is paid on the Common Shares in Common Shares, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of Common Shares outstanding immediately after such event bears to the total number of Common Shares outstanding immediately prior to such event.

(d) Subsequent Equity Sales. If, at any time while this Promissory Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Shares (other than in connection with the issuance of options or other compensation securities pursuant to the Company’s long-term incentive plan, or the issuance of Common Shares or other securities in connection with the exchange, transfer, conversion or exercise rights of existing outstanding securities or existing commitments to issue securities) entitling any Person to acquire Common Shares at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Shares so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Shares at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to such lower Dilutive Issuance price. Such adjustment shall be made whenever such Common Shares or Convertible Securities are issued. If the Company enters into a variable rate transaction, the Company shall be deemed to have issued Common Shares at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Lender in writing, no later than the Trading Day following the issuance of any Common Shares subject to this Section 2.5.1(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2.5.1(d), upon the occurrence of any Dilutive Issuance, the Lender is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Lender accurately refers to the Base Conversion Price in the Notice of Conversion.

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2.5.2 No adjustments in the Conversion Price shall be required if such adjustment is less than U.S. $0.0001. All calculations under this Section 2.5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

2.5.3 Whenever the Conversion Price is adjusted pursuant to any of Section 2.5, the Company shall promptly mail to the Lender a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiting such adjustment.

2.5.4 If (A) the Company shall declare a dividend (or any other distribution) on the Common Shares; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares; (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of any portion of the principal amount and interest outstanding under this Promissory Note, and shall cause to be mailed to the Lender at its last address as it shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

2.5.5 In addition to any other rights of the Lender set forth herein, in case of any (1) merger or consolidation of the Company with or into another Person that would constitute a Change of Control Transaction (as defined in herein), or (2) sale, directly or indirectly, by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, or (3) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Shares are permitted to tender or exchange their Common Shares for other securities, stock, cash or property of the Company or another Person: then the Lender shall have the right, but not the obligation, to (A) convert the then aggregate amount of principal and interest outstanding under this Promissory Note into the shares of stock and other securities, cash, and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and the Lender shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate amount of principal and interest outstanding under this Promissory Note could have been converted immediately prior to such merger, consolidation or sale would have been entitled, (B) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible debt with aggregate principal amount equal to the then aggregate amount of principal outstanding under this Promissory Note, plus all accrued and unpaid interest and other amounts owing thereon, which convertible debt shall have terms identical (including with respect to conversion) to the terms of this Promissory Note and shall be entitled to all of the rights and privileges of the Lender as set forth herein and the agreements pursuant to which this Promissory Note was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares or other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible debt, shall have the right to convert such debt only into shares and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger or consolidation, or (C) in the event of an exchange or tender offer or other transaction contemplated by clause (3) of this Section, tender or exchange the then outstanding aggregate amount of principal and interest under this Promissory Note for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Shares that have tendered or exchanged their Common Shares following such tender or exchange, and the Lender shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the Common Shares into which the then outstanding aggregate amount of principal and interest under this Promissory Note could have been converted (taking into account all then accrued and unpaid dividends) immediately prior to such tender or exchange. The terms of any such merger, sale, consolidation, tender or exchange shall include such terms so as to continue to give the Lender the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

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3. Obligations Upon Issuance of Applicable Conversion Shares.

3.1 Applicable Conversion Shares. The Common Shares issuable pursuant to the conversion of this Promissory Note shall be referred to as the “Applicable Conversion Shares”. The number of Applicable Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Amount Due and Payable, to be converted by (y) the Conversion Price.

3.2 Delivery of Applicable Conversion Shares Upon Conversion. Not later than two (2) Business Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Lender (A) the Applicable Conversion Shares representing the number of Applicable Conversion Shares being acquired upon the conversion of a portion or all of this Promissory Note and (B) a bank check in the amount of accrued and unpaid interest or it may deliver such sum by wire transfer.

3.3 Confirmation of Promissory Note Repayment. Upon issuance of the Applicable Conversion Shares in the event of the conversion of the entire Amount Due and Payable pursuant to Section 2.1 herein, the Lender shall confirm to the Company in writing (e-mail being sufficient) that the Promissory Note has been paid in full and upon such confirmation the Company shall forthwith issue and deliver to the Lender book-entry statements evidencing the Applicable Conversion Shares.

3.4 Failure to Deliver Applicable Conversion Shares. If, in the case of any Notice of Conversion, such Applicable Conversion Shares are not delivered to or as directed by the Lender by the Share Delivery Date, the Lender shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Applicable Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Lender any original Promissory Note delivered to the Company and the Lender shall promptly return to the Company the Applicable Conversion Shares issued to such Lender pursuant to the rescinded Conversion Notice.

3.5 Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Applicable Conversion Shares upon conversion of this Promissory Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other Person of any obligation to the Company or any violation or alleged violation of law by the Lender or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Lender in connection with the issuance of such Applicable Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Lender. In the event the Lender shall elect to convert any or all of the outstanding Principal Amount hereof, the Company may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Lender, restraining and or enjoining conversion of all or part of this Promissory Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Lender in the amount of 125% of the outstanding Principal Amount of this Promissory Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Lender to the extent it obtains judgment. In the absence of such injunction, the Company shall issue the Applicable Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Lender such Applicable Conversion Shares pursuant to Section 3.2 by the Share Delivery Date, the Company shall pay to the Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of Principal Amount being converted, $5 per Business Day (increasing to $15 per Business Day on the fifth (5th) Business Day after such liquidated damages begin to accrue) for each Business Day after such Share Delivery Date until such Applicable Conversion Shares are delivered or Lender rescinds such conversion. Nothing herein shall limit the Lender’s right to pursue actual damages or declare an Event of Default pursuant to Section 5 hereof for the Company’s failure to deliver Applicable Conversion Shares within the period specified herein and the Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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3.6 Compensation for Buy-In on Failure to Timely Deliver Applicable Conversion Shares Upon Conversion: In addition to any other rights available to the Lender, if the Company fails for any reason to deliver to the Lender such Applicable Conversion Shares by the Share Delivery Date pursuant to Section 3.2, and if after such Share Delivery Date the Lender is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Lender’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Lender of the Applicable Conversion Shares which the Lender was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Lender (in addition to any other remedies available to or elected by the Lender) the amount, if any, by which (x) the Lender’s total purchase price (including any brokerage commissions) for the Common Shares so purchased exceeds (y) the product of (1) the aggregate number of Common Shares that the Lender was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Lender, either reissue (if surrendered) this Promissory Note in a principal amount equal to the Principal Amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Lender the number of Common Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 3.2. For example, if the Lender purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Promissory Note with respect to which the actual sale price of the Applicable Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Lender $1,000. The Lender shall provide the Company written notice indicating the amounts payable to the Lender in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Lender’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Applicable Conversion Shares upon conversion of this Promissory Note as required pursuant to the terms hereof.

3.7 No Fractional Shares: No fractional share shall be issued in connection with the issuance of the Applicable Conversion Shares.

3.8 Termination and Discharge. Upon the conversion or payment of all of the Amount Due and Payable under this Promissory Note and the issuance of Applicable Conversion Shares in respect of any conversion, this Promissory Note shall terminate and the Company shall be released and discharged by the Lender from all of the Company’s obligations and agreements hereunder. Further, the Lender shall execute and deliver all such documents as the Company may reasonably request to effect such release, discharge and reconveyance of security.

4. Required Lender Consents.

4.1 Amendment of Notes: Any term or provision contained in the Notes may be amended or waived pursuant to a written agreement signed by the Company and Lenders holding greater than fifty (50%) percent of the aggregate principal amount of the Notes outstanding at such time (the “Required Lenders”). Neither this Promissory Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Required Lenders.

4.2 Additional Debt: While any portion of the Principal Amount is outstanding, the Company shall not, without the written consent of the Required Lenders, issue any additional debt that ranks pari passu with, or senior to, the Notes other than debt incurred in connection with acceptance of merchant-cash-advances or similar financing instruments, including under the Celtic Agreement, the WebBank Agreement, the Pearl Agreement and the Cloudfund Agreement, provided however, that such debt shall not be permitted to exceed $1,000,000 at any one point in time.

4.3 Limitations on Certain Transactions: While any portion of the Principal Amount is outstanding, the Company shall not, without the written consent of the Required Lenders (which consent shall not be unreasonably withheld): (a) change the nature of the business of the Company; (b) sell, divest or change the structure of any material assets of the Company other than in the ordinary course of business; (c) enter into any variable rate transactions; or (d) accept any merchant-cash-advances or similar financing instruments in excess of $1,000,000 at any one point in time.

4.4 Most Favored Nation: While this Promissory Note or any Principal Amount, interest or fees or expenses due hereunder remain outstanding and unpaid, the Lender shall be entitled to accept the securities and terms of any Subsequent Financing and exercise the most favored nation right pursuant to the terms and conditions set forth in Section 8.2 of the Purchase Agreement.

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5. EVENTS OF DEFAULT.

5.1 Meaning of the words “Event of Default”: The following shall constitute events of default (each individually an “Event of Default”):

5.1.1	default in the payment, when due or payable, of an obligation to pay interest or principal under any of the Notes, which default is not cured by payment in full of the amount due within thirty (30) days from the date of such default in payment;

5.1.2	filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Company, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof;

5.1.3	if any act, matter or thing is done by the Company toward the termination of, or any action or proceeding is launched or taken to terminate the corporate existence of the Company, whether by dissolution, liquidation, winding-up or otherwise;

5.1.4	failure of the Company to perform or observe any material covenant, term, provision, condition, agreement or obligation of the Company under this Promissory Note, if such failure continues uncured to the satisfaction of the Lender, acting reasonably, for a period of thirty (30) days after notice from the Lender of such failure. For greater certainty, the inclusion of any legend on Common Shares issued upon conversion of any Amount Due and Payable that is required pursuant to applicable securities laws shall not be considered an Event of Default); or

5.1.5	the issuance by the Company of any securities, other than securities issued pursuant to the terms of the Purchase Agreement, that include variable rate anti-dilution provisions.

5.2 Continuing Event of Default: If an Event of Default shall occur and be continuing, the Required Lenders may, at their option, by written notice to the Company declare this Promissory Note and all other Notes issued pursuant to the Purchase Agreement to be in default, at which point the Principal Amount outstanding on the date of such written notice shall increase to 125% of the Principal Amount then outstanding, and the interest rate shall increase to 15% or the maximum rate permitted under applicable law until such Event of Default is cured, if capable of being cured. Notwithstanding the foregoing, in the event that an Event of Default has occurred and is continuing without cure, at the end of each calendar month thereafter until the Event of Default has been cured, the Lender shall be entitled to sweep the cash received in the bank accounts of the Company and its subsidiaries, as reasonably determined by the Lender and the Company, in an aggregate amount equal to 20% of the consolidated revenue of the Company and its subsidiaries during such calendar month (as determined by GAAP in the case of any dispute) (the “Revenue Sweep”). The Company agrees to execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out this Section; it being understood that (x) the Company shall use its best efforts to request that any of the applicable banks agree to any deposit account control agreement that may reasonably be required by the Lender; and (y) the Required Lenders shall be entitled to appoint a Holder or third party to act as collateral agent to effect the Revenue Sweep, including by distributing the applicable consolidated revenue to the Holders on a pro-rata basis.

6. Miscellaneous.

6.1 Transfer of Note: In addition to the restrictions set forth in the lock-up agreement required to be delivered by the Lender pursuant to Section 8.4 of the Purchase Agreement, this Promissory Note may not be transferred or assigned without the Company’s prior written consent other than a transfer or assignment to an Affiliate of the Lender. As used herein, the term “Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Lender.

6.2 Certain Waivers: Except to the extent set out in this Promissory Note, the Company hereby expressly and irrevocably waives presentment, demand, protest, notice of protest and any other formalities of any kind.

6.3 Usury: If it shall be found that any interest outstanding hereunder shall violate applicable laws governing usury, the applicable rate of interest outstanding hereunder shall be reduced to the maximum permitted rate of interest under such law.

6.4 Entire Agreement. This Promissory Note and the Purchase Agreement executed by the Lender in respect of this Promissory Note by and between the Lender and the Company, together with all other instruments, documents, and agreements referred to in the Purchase Agreement, constitute the full and entire understanding and agreement between the Company and the Lender with respect to the subject matter hereof and replace all other agreements between the Company and the Lender with respect to these matters including, without limitation, the term sheet outlining proposed terms of this Promissory Note.

6.5 Currency. All references to currency in this Promissory Note are to the lawful currency of the United States of America.

6.6 Governing Law. This Promissory Note and all actions arising out of or in connection with this Promissory Note shall be governed by and construed in accordance with the laws of the province of Alberta and the laws of Canada applicable therein.

6.7 Counterparts. This Promissory Note may be executed in any number of counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. No counterpart of this Agreement shall be effective until each party has executed and delivered at least one counterpart. A counterpart may be delivered by facsimile, email attachment (of a PDF document), or other electronic means, including DocuSign, which shall be as effective as hand delivery of the original executed counterpart.

[Signature page follows below]

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IN WITNESS WHEREOF, this Convertible Secured Promissory Note has been duly executed on behalf of the undersigned, First Person Ltd., on the date first above written.

First Person Ltd.

By:
Name:
Title:

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The foregoing Convertible Secured Promissory Note is hereby accepted and agreed to by the undersigned on and as of the date first above written.

Fill In Below If You Are An Individual Investor:	Fill In Below If You Are A Corporate Investor:

NAME OF INVESTOR:	NAME OF INVESTOR:

SIGNATURE:	SIGNATURE:

Witness Name:	Name:

Witness Signature:	Title:

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EXHIBIT “B”

PREFERRED SHARE TERMS

(see attached)

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SCHEDULE A

The first series of Preferred Shares of First Person Ltd. (the “Corporation”) shall be designated as Preferred Shares, Series 1 (the “Series 1 Shares”) and, in addition to the following rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1. Defined Terms

(a)	“Act” means the Business Corporations Act (Alberta).

(b)	“Common Shares” means the common shares in the capital of the Corporation, the class of “Common Shares” in the authorized share capital of the Corporation being the class of Common Shares into which the Series 1 Shares shall convert.

(c)	“Common Share Event” means at any time or from time to time after the Date of Issuance, (i) the issue by the Corporation of additional Common Shares as a dividend or other distribution on outstanding Common Shares, (ii) a subdivision of the outstanding Common Shares into a greater number of Common Shares, or (iii) a combination of the outstanding Common Shares into a smaller number of Common Shares.

(d)	“Conversion Price” means the lesser of: (i) US$6.00; or (ii) the Qualified Public Offering Discount Price.

(e)	“Date of Issuance” means, for any Series 1 Shares, the date on which the Corporation initially issues such Series 1 Shares.

(f)	“Qualified Public Offering” means the closing of: (i) a public offering pursuant to a registration statement which is declared effective under the United States Securities Act of 1933, as amended; or (ii) a public offering pursuant to a prospectus filed under the securities legislation of any province of Canada in respect of which final receipt is obtained, in the case of (i) or (ii) above, involving the offering and sale of Common Shares (or securities convertible into, exchangeable for or otherwise exercisable to acquire, directly or indirectly, Common Shares).

(g)	“Qualified Public Offering Discount Price” means the price per Common Share equal to the price that is twenty percent (20%) less than the price per Common Share offered in the Corporation’s Qualified Public Offering, provided that the Qualified Public Offering Discount Price shall not be less than US$3.00.

(h)	“Requisite Holders” means the holders of more than 50% of the Series 1 Shares (whether or not converted, and subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series 1 Shares or as adjusted pursuant to the adjustment provisions of Section 3(h).

2. Voting Rights and Amendments

The holders of the Series 1 Shares shall not be entitled as such to any voting rights or to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. The rights, privileges, restrictions and conditions attached to the Series 1 Shares may not be amended, modified, suspended, altered or repealed without the consent or approval of the holders of the Series 1 Shares in accordance with applicable law.

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3. Conversion

(a) Optional Conversion

(i)	Subject to the provisions of this Section 3, at any time and from time to time on or after the Date of Issuance, any holder of Series 1 Shares shall have the right by written election to the Corporation to convert all or any portion of the outstanding Series 1 Shares held by such holder into fully paid and nonassessable Common Shares as provided herein.

(ii)	To effect a conversion of Series 1 Shares under Section 3(a)(i), a holder shall: (i) submit a written election to the Corporation that such holder elects to convert Series 1 Shares, the number of Series 1 Shares elected to be converted; and (ii) surrender, along with such written election, to the Corporation the certificate or certificates representing the Series 1 Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed share transfers relating thereto) or, if the certificate or certificates are lost, stolen or missing, accompanied by a statutory declaration as to loss executed by the holder. The conversion of such Series 1 Shares hereunder shall be deemed effective as of the date of surrender of such Series 1 Share certificate or certificates or delivery of such statutory declaration as to loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 15 days thereafter) deliver to the relevant holder: (x) a certificate in such holder’s name (or the name of such holder’s nominee as stated in the written election) for the number of Common Shares to which such holder shall be entitled upon conversion of the applicable Series 1 Shares as calculated under Section 3(a) and, if applicable (y) a certificate in such holder’s for the number of Series 1 Shares represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted under the written election. All shares issued hereunder by the Corporation shall be duly and validly issued, fully paid and non-assessable.

(b) Automatic Conversion

(i)	Each Series 1 Share shall be automatically converted into fully paid and nonassessable Common Shares, as provided herein, upon the date that is twelve (12) months from the date of closing of the first Qualified Public Offering by the Corporation (the “Automatic Conversion Date”).

(ii)	On the Automatic Conversion Date, all outstanding Series 1 Shares shall be converted Common Shares without any further action by the relevant holder of such Series 1 Shares or the Corporation. As promptly as practicable (but in any event within 5 days thereafter), the Corporation shall send each holder of Series 1 Shares written notice of such event. Upon receipt of such notice, each holder shall surrender to the Corporation the certificate or certificates representing the Series 1 Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed share transfers relating thereto) or, if the certificate or certificates are lost, stolen or missing, accompanied by a statutory declaration as to loss executed by the holder. Upon the receipt by the Corporation of the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 15 days thereafter) deliver to the relevant holder a certificate in such holder’s name (or the name of such holder’s nominee as stated in the written election) for the number of Common Shares to which such holder shall be entitled upon conversion of the applicable Series 1 Shares. All Common Shares issued hereunder by the Corporation shall be duly and validly issued, fully paid and non-assessable.

(iii)	All Series 1 Shares converted as provided in this Section 3 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Series 1 Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive Common Shares in exchange therefor.

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(c) Conversion Formula.

(i)	Subject to Section 3(c)(ii), the Series 1 Shares shall be convertible in accordance with Section 3(a) or 3(b) above into the number of Common Shares that results from dividing (X) the aggregate number of Common Shares being converted by (Y) the Conversion Price in effect at the time of conversion.

(ii)	Notwithstanding the above, in the event that the Common Shares of the Corporation are listed on a U.S. national or regional securities exchange within six months of the Date of Issuance, the conversion formula set forth in Section 3(a)(a)(i) shall be adjusted such that the numerator (X) shall be the aggregate number of Common Shares being converted, multiplied by 0.6 and the denominator shall be (Y) the Conversion Price in effect at the time of conversion.

(d)	Reservation of Common Shares. The Corporation shall, at all times when any Series 1 Shares are outstanding, reserve and keep available out of its authorized but unissued shares, solely for the purpose of issuance upon the conversion of the Series 1 Shares, such number of Common Shares issuable upon the conversion of all outstanding Series 1 Shares, taking into account any adjustment to such number of shares so issuable in accordance with Section 3(h).

(e)	Share Certificates. The issuance of certificates for Common Shares upon conversion of Series 1 Shares shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

(f)	Fractional Shares. No fractional Common Share shall be issued upon conversion of the Series 1 Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of Common Shares to be issued upon conversion of the Preferred Shares shall be rounded to the nearest whole share.

(g)	Waiver. Except as otherwise set forth in the Articles, any of the rights, powers, preferences and other terms of the Series 1 Shares may be waived on behalf of all holders of Series 1 Shares by the affirmative written consent or vote of the Requisite Holders.

(h)	Adjustment for Reclassification, Exchange and Substitution. If at any time, or from time to time after the Date of Issuance, the Common Shares issuable upon the conversion of the Series 1 Shares are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a reorganization, merger, or consolidation provided for elsewhere in this Section 3), then in any such event each holder of Series 1 Shares shall have the right thereafter to convert such shares into the kind and amount of shares and other securities and property receivable upon such reclassification, exchange or substitution or other change by holders of the number of Common Shares into which such Series 1 Shares could have been converted immediately prior to such reclassification, exchange or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(i)	Reorganizations, Mergers and Consolidations. If at any time, or from time to time, after the Date of Issuance, there is a reorganization of the Corporation (other than a reclassification, exchange or subdivision of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Corporation with or into another corporation, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series 1 Shares thereafter shall be entitled to receive, upon conversion of the Series 1 Shares, the number of shares or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Shares deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Series 1 Shares after the reorganization, merger or consolidation to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Series 1 Shares) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 3(i) shall similarly apply to successive reorganizations, mergers and consolidations.

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EXHIBIT “C”

CERTIFICATE OF U.S. ACCREDITED INVESTOR

NOTE: THE PURCHASER SHOULD INDICATE BESIDE THE PORTION OF THE FOLLOWING DEFINITION APPLICABLE TO IT.

_____ (a)	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his purchase exceeds U.S.$1,000,000. (Note: The value of an individual’s primary residence may not be included in this net worth calculation, and any indebtedness in excess of the value of an individual’s primary residence should be considered a liability and should be deducted from an individual’s net worth. In addition, any increase in the indebtedness secured by an individual’s primary residence within 60 days of his purchase should be considered a liability and should be deducted from an individual’s net worth.)

_____ (b)	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____ (c)	Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer.

_____ (d)	A natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

_____ (e)	A natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the Company.

_____ (f)	A bank (as defined in Section 3(a)(2) of the 1933 Act), or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the 1933 Act), whether acting in its individual or fiduciary capacity.

_____ (g)	A broker or dealer registered under Section 15 of the U.S. Securities Exchange Act of 1934, as amended.

_____ (h)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state or relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

_____ (i)	An insurance company (as defined in Section 2(a)(13) of the 1933 Act).

_____ (j)	An investment company registered under the U.S. Investment Company Act of 1940, as amended.

_____ (k)	A business development company (as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940, as amended).

_____ (l)	A Small Business Investment Company (licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended).

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_____ (m)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

_____ (n)	An employee benefit plan with total assets of more than U.S.$5 million, established and maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or its political subdivisions.

_____ (o)	Any employee benefit plan within the meaning of U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S.$5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ (p)	A private business development company (as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended).

_____ (q)	An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Notes, with total assets of more than U.S.$5 million.

_____ (r)	A corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the Notes, with total assets of more than U.S.$5 million.

_____ (s)	Any trust, with total assets in excess of U.S.$5 million, not formed for the specific purpose of acquiring the Notes, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the 1933 Act.

_____ (t)	Any entity in which all of the equity owners are accredited investors (if this alternative is checked, you must identify above the category of U.S. Accredited Investor applicable to each equity owner – i.e., mark Owner#1, Owner#2, etc., next to the applicable U.S. Accredited Investor category for each owner).

_____ (u)	An entity of a type not listed in clauses (f) through (t) above, that is not formed for the specific purpose of acquiring the Notes and owns investments in excess of U.S.$5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

_____ (v)	A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of U.S.$5 million; (ii) is not formed for the specific purpose of acquiring the Notes and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

_____ (w)	A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of clause (v) above and whose prospective investment in the Company is directed by that family office pursuant to clause (v)(iii) above.

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PURCHASER:

By:
Name:
Title:

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EXHIBIT “D”

Disclosure Letter

Section 3.5 - Capitalization

Convertible Securities

As at December 19, 2022, First Person Ltd. (the “Company”) has:

●	615,000 stock options to purchase common shares in the capital of the Company (“Common Shares”) outstanding.

●	500,620 warrants to purchase Common Shares outstanding.

Evidence of Indebtedness

As at December 19, 2022, the Company has the following agreements, documents or instruments evidencing indebtedness:

●	Revenue Purchase Agreement dated October 6, 2022 between the Company and Pearl Beta Funding, LLC (the “Pearl Agreement”).

●	Financing and Security Agreement dated August 8, 2022 between First Person, Inc. and Celtic Bank Corporation (the “Celtic Agreement”).

●	Merchant Loan Agreement with WebBank, a Utah-chartered industrial bank (the “WebBank Agreement”).

●	Future Receipts Sale and Purchase Agreement dated December 19, 2022 between the Company and Cloudfund LLC (the “Cloudfund Agreement”).

●	Second Amended and Restated Promissory Note dated October 14, 2022, issued by the Company to certain vendors in connection with the acquisition of TruMed Limited (“TruMed Note”).

Section 3.16 - Indebtedness

The Company, including each of its subsidiaries, has the following Indebtedness (as defined in the Purchase Agreement to which this Disclosure Letter is appended):

●	$183,746 outstanding under the Pearl Agreement.

●	$129,333 outstanding Celtic Agreement.

●	$343,862 outstanding under the WebBank Agreement.

●	$200,000 outstanding under the Cloudfund Agreement.

●	$70,000 outstanding under the TruMed Note.

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EXHIBIT “E”

Lock-Up Agreement

(see attached)

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LOCK-UP

AGREEMENT

__________, 20__

First Person Ltd.

1840, 444 5th Ave. SW

Calgary, Alberta, Canada

T2P 2T8

Reference is made to the note purchase agreement (the “Purchase Agreement”) dated on or around the date hereof between First Person Ltd. (the “Company”) and the undersigned (the “Purchaser”), pursuant to which the Purchaser agreed to purchase from the Company secured convertible promissory notes (the “Notes”) convertible into common shares (the “Conversion Shares”) in the capital of the Company and as additional consideration for the purchase of the Notes, the Company will issue convertible preferred shares in the capital of the Company (the “Preferred Shares”) that are convertible into common shares (the “Preferred Conversion Shares”, and collectively with the Notes, the Conversion Shares and the Preferred Shares, the “Securities”) in the capital of the Company.

In recognition by the Purchaser that the Company is relying on the covenants of the Purchaser contained in this agreement (the “Lock-Up Letter Agreement”) in connection with its decision to consummate the transactions set out in the Purchase Agreement and that the execution and delivery of this Lock-Up Letter Agreement is a deliverable to the consummation of the transactions contemplated by the Purchase Agreement, the Purchaser hereby covenants and agrees that it will not, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any Securities held by the Purchaser, without, in each case, the prior written consent of the Company, until 90 days after the consummation of the initial public offering of the common shares in the capital of the Company (the “Lock-Up Period”).

Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, the Purchaser may, without the consent of the Company, transfer, sell or tender any or all of the Securities pursuant to a take-over bid (as defined in the Securities Act (Alberta)) or any other transaction, including, without limitation, a merger, arrangement or amalgamation, involving a change of control of the Company (provided that all Securities not transferred, sold or tendered remain subject to the undertaking) and provided further that it shall be a condition of transfer that if such take-over bid or other transaction is not completed, any Securities subject to the undertaking shall remain subject to the restrictions of this Agreement.

The Purchaser hereby represents and warrants that it has full power and authority to enter into this Lock-Up Letter Agreement and that, upon reasonable request of the Company, the Purchaser will execute any additional documents necessary or desirable in connection with the enforcement of this Lock-Up Letter Agreement. This Lock-Up Letter Agreement is irrevocable and shall be binding upon the heirs, legal representatives, successors and assigns of the Purchaser.

This Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

[Signature Page Follows]

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Very truly yours,

By:
Name:
Title:

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